UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Trane Technologies Financing Limited

(Exact name of registrant as specified in its charter)

Ireland	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

170/175 Lakeview Drive Airside Business Park Swords Co. Dublin Ireland	N/A
(Address of principal executive offices)	(Zip Code)

Trane Technologies plc

(Exact name of registrant as specified in its charter)

Ireland	98-0626632
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

170/175 Lakeview Drive Airside Business Park Swords Co. Dublin Ireland	N/A
(Address of principal executive offices)	(Zip Code)

Trane Technologies Global Holding II Company Limited

(Exact name of registrant as specified in its charter)

Delaware	93-4260675
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800-E Beaty Street Davidson, North Carolina	28036
(Address of principal executive offices)	(Zip Code)

Trane Technologies Lux International Holding Company S.à r.l.

(Exact name of registrant as specified in its charter)

Luxembourg	98-1144192
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20, rue des Peupliers, Luxembourg L-2328	N/A
(Address of principal executive offices)	(Zip Code)

Trane Technologies Irish Holdings Unlimited Company

(Exact name of registrant as specified in its charter)

Ireland	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

170/175 Lakeview Drive Airside Business Park Swords Co. Dublin Ireland	N/A
(Address of principal executive offices)	(Zip Code)

Trane Technologies Company LLC

(Exact name of registrant as specified in its charter)

Delaware	13-5156640
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800-E Beaty Street Davidson, North Carolina	28036
(Address of principal executive offices)	(Zip Code)

Trane Technologies Americas Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-4716676
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800-E Beaty Street Davidson, North Carolina	28036
(Address of principal executive offices)	(Zip Code)

Trane Technologies HoldCo Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-0886257
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800-E Beaty Street Davidson, North Carolina	28036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
5.100% Senior Notes due 2034	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-279005

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are $500,000,000 aggregate principal amount of 5.100% Senior Notes due 2034 (the “Notes”), issued by Trane Technologies Financing Limited, which are fully and unconditionally guaranteed by Trane Technologies plc, Trane Technologies Global Holding II Company Limited, Trane Technologies Lux International Holding Company S.à r.l., Trane Technologies Irish Holdings Unlimited Company, Trane Technologies Company LLC, Trane Technologies Americas Holding Corporation and Trane Technologies HoldCo Inc.

The information required by this item in respect of the Notes is set forth under the caption “Description of Debt Securities” in the prospectus dated April 30, 2024, included in the Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2024 (File Nos. 333-279005), and under the caption “Description of the Notes” in the prospectus supplement thereto dated June 4, 2024, filed with the SEC on June 5, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and is incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 13, 2024, by and among Trane Technologies Financing Limited, as issuer, Trane Technologies plc, Trane Technologies Global Holding II Company Limited, Trane Technologies Lux International Holding Company S.à r.l., Trane Technologies Irish Holdings Unlimited Company, Trane Technologies Company LLC, Trane Technologies Americas Holding Corporation and Trane Technologies HoldCo Inc., as guarantors, and Computershare Trust Company, N.A., as Trustee, relating to the 5.100% Senior Notes due 2034 (incorporated herein by reference to Exhibit 4.1 to Trane Technologies plc’s Current Report on Form 8-K filed with the SEC on June 13, 2024).

4.2	Supplemental Indenture, dated as of June 13, 2024, by and among Trane Technologies Financing Limited, as issuer, Trane Technologies plc, Trane Technologies Global Holding II Company Limited, Trane Technologies Lux International Holding Company S.à r.l., Trane Technologies Irish Holdings Unlimited Company, Trane Technologies Company LLC, Trane Technologies Americas Holding Corporation and Trane Technologies HoldCo Inc., as guarantors, and Computershare Trust Company, N.A., as Trustee, relating to the 5.100% Senior Notes due 2034 (incorporated herein by reference to Exhibit 4.2 to Trane Technologies plc’s Current Report on Form 8-K filed with the SEC on May June 13, 2024).

4.3	Form of Global Note representing the 5.100% Senior Notes due 2034 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANE TECHNOLOGIES FINANCING LIMITED

	By:	/s/ Karen Evans
Date: June 17, 2024		Karen Evans Director

TRANE TECHNOLOGIES PLC

	By:	/s/ Evan M. Turtz
Date: June 17, 2024		Evan M. Turtz Senior Vice President, General Counsel and Secretary

TRANE TECHNOLOGIES GLOBAL HOLDING II COMPANY LIMITED

	By:	/s/ Evan M. Turtz
Date: June 17, 2024		Evan M. Turtz Senior Vice President, General Counsel and Secretary

TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à. R.L.

	By:	/s/ Roderick Ross
Date: June 17, 2024		Roderick Ross Manager

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY

	By:	/s/ Karen Evans
Date: June 17, 2024		Karen Evans Director

TRANE TECHNOLOGIES COMPANY LLC

	By:	/s/ Evan M. Turtz
Date: June 17, 2024		Evan M. Turtz Senior Vice President, General Counsel and Secretary

TRANE TECHNOLOGIES AMERICAS HOLDING CORPORATION

	By:	/s/ Evan M. Turtz
Date: June 17, 2024		Evan M. Turtz President and Secretary

TRANE TECHNOLOGIES HOLDCO INC.

	By:	/s/ Evan M. Turtz
Date: June 17, 2024		Evan M. Turtz President and Secretary